Exhibit 10.37

IDACORP, Inc. and/or Idaho Power Company Executive Officers
with Amended and Restated Change in Control Agreements
(as of January 1, 2014)

Name	Title	Date of Agreement
J. LaMont Keen	President and Chief Executive Officer of IDACORP, Inc.	12/29/2008
Darrel T. Anderson	Executive Vice President - Administrative Services and Chief Financial Officer of IDACORP, Inc. and President and Chief Executive Officer of Idaho Power Company	12/23/2008
Daniel B. Minor	Executive Vice President of IDACORP, Inc. and Executive Vice President and Chief Operating Officer of Idaho Power Company	12/30/2008
Rex Blackburn	Sr. Vice President and General Counsel of IDACORP, Inc. and Idaho Power Company	4/1/2009
Lisa A. Grow	Sr. Vice President of Power Supply of Idaho Power Company	12/12/2008
Steve R. Keen	Vice President - Finance and Treasurer of IDACORP, Inc. and Sr. Vice President, Chief Financial Officer, and Treasurer of Idaho Power Company	12/30/2008
Lori D. Smith	Vice President and Chief Risk Officer of IDACORP, Inc. and Idaho Power Company	12/31/2008
Luci K. McDonald	Vice President of Human Resources and Corporate Services of Idaho Power Company	12/20/2008
Warren Kline	Vice President of Customer Operations of Idaho Power Company	12/15/2008
Patrick A. Harrington	Corporate Secretary of IDACORP, Inc. and Idaho Power Company	12/9/2008
N. Vern Porter*	Vice President of Delivery Engineering and Construction of Idaho Power Company	3/18/2010
Kenneth W. Petersen*	Vice President, Controller and Chief Accounting Officer of IDACORP, Inc. and Idaho Power Company	5/20/2010
Gregory W. Said*	Vice President of Regulatory Affairs of Idaho Power Company	1/20/2011
*Change in control agreement does not include 13th-month trigger or tax gross-up provisions.